EXHIBIT 99.1

	FOR:	MERCER INTERNATIONAL INC.

	APPROVED BY:	Jimmy S.H. Lee
Chairman & President
(604) 684-1099

David M. Gandossi
Executive Vice-President &
Chief Financial Officer
(604) 684-1099
For Immediate Release
Financial Dynamics
Investors: Eric Boyriven, Alexandra Tramont
Media: Scot Hoffman
(212) 850-5600
MERCER INTERNATIONAL INC. REPORTS 2006 SECOND QUARTER RESULTS
     NEW YORK, NY, August 8, 2006 — Mercer International Inc. (Nasdaq: MERC, TSX: MRI.U) today reported results for the second quarter of 2006.
Summary Selected Highlights

	Three Months Ended June 30,
	2006	2005
	(in thousands)
	(unaudited)
Results of Operations
Revenues	€166,705	€129,609
Income from operations	10,874	9,201
Operating EBITDA(1)	25,742	23,097
Interest expense	23,112	22,200
Unrealized gain (loss) on derivative instruments	44,690	(69,451)
Unrealized foreign exchange gain (loss) on debt	6,060	(9,806)
Net income (loss)	18,421	(62,151)
Income (loss) per share
Basic	0.56	(1.88)
Diluted	0.45	(1.88)

Other Data
Total pulp sales volume(2) (ADMTs)	329,265	278,752
Mill net pulp price realizations (per ADMT)(3)	453	403

(1)	For a definition of Operating EBITDA, see page 7 of this press release and for a reconciliation of net income (loss) to Operating EBITDA, see page 10 of the financial tables included in this press release.

(2)	Excluding intercompany sales volumes of 4,871 ADMTs and 4,105 ADMTs of pulp in the three months ended June 30, 2006 and 2005, respectively.

(3)	Excluding revenues from third party transportation activities.
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Mercer Reports 2006 Second Quarter Results	Page 2
Certain key factors affecting our 2006 second quarter results include:
•	Revenues increased by over 28% to €166.7 million from €129.6 million in the comparative period of 2005, primarily due to higher sales from our Celgar and Stendal pulp mills.

•	Pulp markets strengthened quarter over quarter. Average list prices for NBSK pulp in Europe were $665 per ADMT in the second quarter of 2006 and $618 per ADMT in the first quarter of 2006, compared to $613 per ADMT in the second quarter of 2005.

•	Mill net pulp realizations increased to €453 per ADMT in the second quarter of 2006 from €425 and €413 per ADMT in the first quarter of 2006 and the fourth quarter of 2005, respectively.

•	We took scheduled maintenance and strategic capital expenditure downtime of approximately 30 days at all of our pulp mills, of which 16 days were at our Rosenthal mill and 8 days were at our Celgar mill. The total maintenance costs associated with the shutdowns were approximately €4.3 million and were expensed in the quarter. Further, the Stendal mill underwent testing of various departments and converted some production to TCF pulp pursuant to the terms of its EPC contract which curtailed production during such period. This downtime and testing negatively impacted our production volumes, costs and operating results.

•	Operating EBITDA was €25.7 million in the second quarter compared to €23.1 million in the 2005 comparative quarter as our scheduled downtime at our pulp mills offset, in part, improvements in pulp markets. For a definition of Operating EBITDA, see page 7 of this press release and for a reconciliation of net income (loss) to Operating EBITDA, see page 10 of the financial tables included in this press release.

•	We recorded an aggregate net unrealized gain of €50.8 million on our outstanding derivatives and foreign exchange gain on our long-term debt in the second quarter of 2006. In the second quarter of 2005, we had an aggregate net unrealized loss of €79.3 million on our outstanding derivatives and foreign exchange loss on long-term debt.
President’s Comments
Mr. Jimmy S.H. Lee, President and Chairman, stated: “During the second quarter of 2006:
•	Pulp markets were stronger than the last and comparative quarter of 2005. NBSK list prices in Europe improved to $690 per ADMT at the end of the quarter and in Asian markets improved by approximately $50 per ADMT.
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Mercer Reports 2006 Second Quarter Results	Page 3
•	The Stendal mill ramp up is proceeding substantially as scheduled. In the quarter, it operated above its initial rated capacity and, despite testing and related matters, production and sales revenues were up by approximately 13% and 49%, respectively, over the same period of 2005. Further, Stendal mill net realizations also improved as a result of higher pulp prices and increased contract sales in Europe.

•	During the quarter, we had extensive scheduled downtime at our pulp mills. During this time, the Rosenthal mill installed an additional brownstock washer and the Celgar mill undertook extensive maintenance, with over 1,000 workers involved, which should enhance its operating performance and reliability in the second half of 2006.

•	Improvements in pulp prices and markets were largely offset by the scheduled downtime at our pulp mills, higher fiber costs at our German pulp mills and the impact of the continuing strength of the Canadian dollar versus the U.S. dollar on our Celgar mill.”
     Mr. Lee continued: “Looking forward, we are seeing improvements in pulp prices and demand in all of our markets which we currently believe should result in further price improvement in the upcoming months. In July 2006, list NBSK prices increased to approximately $710 per tonne in Europe and approximately $650 per tonne in Asia.”
     Mr. Lee concluded: “With the extensive scheduled mill downtime completed, we believe we are well-positioned to realize upon the strengthening NBSK pulp market in the second half of 2006.”
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Mercer Reports 2006 Second Quarter Results	Page 4
Results of Operations — 2006 Second Quarter
     Selected production and sales data for the three months ended June 30, 2006 and 2005 is as follows:

	Three Months Ended June 30,
	2006	2005
	(ADMTs)
Production by Product Class:
Pulp production by mill:
Rosenthal	67,376	81,443
Stendal	139,715	123,738
Celgar	100,651	111,071

Total pulp production	307,742	316,252
Paper production	16,427	17,979

Total production	324,169	334,231

Sales Volume by Product Class:
Pulp sales volume by mill:
Rosenthal	73,010	75,996
Stendal	136,894	102,915
Celgar	119,361	99,841

Total pulp sales volume(1)	329,265	278,752
Paper sales volume	15,482	17,840

Total sales volume(1)	344,747	296,592

	Three Months Ended June 30,
	2006	2005
	(ADMTs)
	(in thousands)
Revenues by Product Class:
Pulp revenues by mill:
Rosenthal	€33,776	€31,115
Stendal	60,741	40,345
Celgar	54,514	40,864

Total pulp revenues(1)	149,031	112,324
Paper revenues	16,097	16,097

Total pulp and paper sales revenues(1)	165,128	128,421

Third party transportation revenues	1,577	1,188

Total sales revenues	€166,705	€129,609

(1)	Excluding intercompany sales volumes of 4,871 ADMTs and 4,105 ADMTs of pulp and intercompany net sales revenues of approximately €2.3 million and €1.7 million in the three months ended June 30, 2006 and 2005, respectively.
     Revenues for the three months ended June 30, 2006 increased to €166.7 million from €129.6 million in the comparative period of 2005, primarily due to higher sales from our Celgar and Stendal pulp mills. Pulp sales by volume increased to 329,265 ADMTs in the second quarter of 2006 from 278,752 ADMTs in the comparative period of 2005.
     Cost of sales and general, administrative and other expenses in the second quarter of 2006 increased to €155.8 million from €120.4 million in the comparative period of 2005, primarily as a result of the inclusion of higher sales from our Celgar and Stendal mills.
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Mercer Reports 2006 Second Quarter Results	Page 5
     For the second quarter of 2006, revenues from our pulp operations increased to €150.6 million from €113.5 million in the same period a year ago. List prices for NBSK pulp in Europe were approximately €529 ($665) per ADMT in the second quarter of 2006 and €514 ($618) per ADMT in the first quarter of 2006, compared to approximately €487 ($613) per ADMT in the comparative period of last year.
     Mill net pulp sales realizations increased to €453 per ADMT on average in the second quarter of 2006 from €403 per ADMT in the second quarter of 2005, primarily as a result of higher pulp prices.
     During the current quarter, we took an aggregate of approximately 30 days scheduled maintenance and strategic capital expenditure downtime at our pulp mills, including 16 days at our Rosenthal mill and 8 days at our Celgar mill. During this period, our Rosenthal mill completed the installation of an additional brownstock washer at a cost of approximately €9.7 million which is expected to further improve pulp quality and lower chemical and effluent costs. The total maintenance costs associated with such shutdown were approximately €4.3 million and were expensed in the current quarter. Total production volume at our Rosenthal and Celgar mills was down by approximately 24,000 tonnes or 13% in the current quarter of 2006 compared to the same quarter of 2005. The Stendal mill also underwent testing of various departments and converted some production to TCF pulp pursuant to the terms of its EPC contract which curtailed production during such period. This downtime and testing negatively impacted our production volumes, costs and operating results. During the same period of 2005, we had 12 days of down time at our pulp mills.
     Cost of sales and general, administrative and other expenses for the pulp operations increased to €141.3 million in the second quarter of 2006 from €102.9 million in the comparative period of 2005, primarily as a result of the inclusion of higher sales from our Celgar and Stendal mills.
     Fiber costs at our German pulp mills increased by approximately 8% in the second quarter of 2006 versus the same quarter of 2005. This resulted from lower availability because of severe winter conditions in Germany and central Europe, which caused sawmillers and log harvesters to curtail operations and increased competition for fiber primarily from renewable energy operations. The increase in worldwide energy prices has made projects generating energy from renewable sources such as wood residuals more viable in Europe. As a result, there has been increased fiber demand and competition in our fiber base. In the second quarter of 2006, average fiber costs at our Celgar mill decreased by
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Mercer Reports 2006 Second Quarter Results	Page 6
approximately 23% versus the same quarter of 2005, primarily because of fluctuations in regional woodchip availability.
     In the second quarter of 2006, we recorded a contribution to income from operations of €7.6 million resulting from the sale of emission allowances compared to €6.3 million in the comparative quarter of 2005.
     Depreciation for the pulp operations increased to €14.6 million in the second quarter of 2006, from €13.4 million in the comparative period of 2005, primarily as a result of depreciation associated with the Celgar mill.
     For the second quarter of 2006, our pulp operations generated operating income of €11.5 million, versus operating income of €12.4 million in the comparative quarter of 2005 as scheduled downtime resulted in lower production and weaker performance largely offset improvements in pulp markets and Stendal’s results. As NBSK pulp is generally quoted in U.S. dollars, the overall strength of the Canadian dollar versus the U.S. dollar continued to negatively impact our Celgar mill’s sales realizations and results.
     Revenues from our paper operations were stable at €16.1 million in the current quarter as well as the same quarter of last year.
     Cost of sales and general, administrative and other expenses for the paper operations in the second quarter of 2006 decreased to €15.8 million from €16.9 million in the comparative quarter of 2005.
     For the second quarter of 2006, our paper operations generated operating income of €0.4 million, compared to an operating loss of €0.8 million in the second quarter of 2005.
     In the second quarter of 2006, we had income from operations of €10.9 million, compared to €9.2 million in the same quarter last year. Interest expense in the second quarter of 2006 increased marginally to €23.1 million from €22.2 million in the year ago period, primarily due to higher borrowings relating to the Stendal mill.
     Stendal entered into certain foreign currency derivatives to swap all of its long-term bank indebtedness from Euros to U.S. dollars in 2005 and certain currency forwards. In addition, Stendal
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Mercer Reports 2006 Second Quarter Results	Page 7
previously entered into interest rate swaps to fix the interest rate on its outstanding bank indebtedness. Due to the weakening of the U.S. dollar versus the Euro and an increase in long-term interest rates, we recorded a net unrealized non-cash holding gain of €44.7 million before minority interests upon the marked to market valuation of such derivatives that were outstanding at the end of the current quarter, compared to a net non-cash holding loss of €69.5 million before minority interests upon the marked to market valuation of our outstanding derivatives in the comparative quarter of 2005.
     In the second quarter of 2006, minority interest, representing the two minority shareholders’ proportionate interest in the Stendal mill, was €0.4 million, compared to €4.9 million in the second quarter of 2005.
     We reported net income for the second quarter of 2006 of €18.4 million, or €0.56 per basic and €0.45 per diluted share, which included an aggregate of €50.8 million of unrealized gains on our outstanding derivatives and a foreign exchange gain on our long-term debt. In the second quarter of 2005, we reported a net loss of €62.2 million, or €1.88 per basic and diluted share, which reflected the net unrealized non-cash holding losses on our currency and interest rate derivatives of €69.5 million and the unrealized non-cash foreign exchange loss on our long-term debt of €9.8 million, partially offset by the non-cash benefit for income taxes of €24.4 million, and interest expense related to our Stendal mill of €14.5 million.
     We generated “Operating EBITDA” of €25.7 million and €23.1 million in the three months ended June 30, 2006 and 2005, respectively. Operating EBITDA is defined as income (loss) from operations plus depreciation and amortization and non-recurring capital asset impairment charges. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not an actual cash cost, and depreciation expense varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.
     Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net
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Mercer Reports 2006 Second Quarter Results	Page 8
income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. For a reconciliation of net income (loss) to Operating EBITDA, see page 10 of the financial tables included in this press release.
Earnings Release Call
     In conjunction with this release, Mercer International will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for Wednesday, August 9, 2006 at 10:00 AM EST. Listeners can access the conference call live and archived over the Internet through a link at the company’s web site at http://www.mercerint.com/en/newsCurrent.cfm, or at http://www.videonewswire.com/event.asp?id=35077. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software. A replay of this call will be available approximately two hours after the live call ends until August 16, 2006 at 11:59 p.m. (Eastern Standard Time). The replay number is (800) 642-1687, and the passcode is 3961912.
     Mercer International Inc. is a global pulp and paper manufacturing company. To obtain further information on the company, please visit its web site at http://www.mercerinternational.com.
     The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market conditions, competition and other risk factors listed from time to time in the company’s SEC reports.
-FINANCIAL TABLES FOLLOW-
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MERCER INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS
June 30, 2006 and December 31, 2005
(Euros in thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Current Assets
Cash and cash equivalents	€73,079	€83,547
Cash restricted	5,892	7,039
Receivables	87,020	74,315
Inventories	69,544	81,147
Prepaid expenses and other	6,240	5,474

Total current assets	241,775	251,522

Long-Term Assets
Cash restricted	66,537	24,573
Property, plant and equipment	1,008,319	1,024,662
Investments	7,695	6,314
Deferred note issuance and other costs	7,674	8,364
Deferred income tax	38,798	78,381

	1,129,023	1,142,294

Total assets	€1,370,798	€1,393,816

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	€109,113	€112,726
Debt, current portion	75,375	27,601

Total current liabilities	184,488	140,327

Long-Term Liabilities
Debt, less current portion	898,379	922,619
Unrealized foreign exchange rate derivative loss	11,735	61,979
Unrealized interest rate derivative losses	42,320	78,646
Pension and other post-retirement benefit obligations	16,541	17,113
Capital leases and other	9,980	9,945
Deferred income tax	17,428	14,444

	996,383	1,104,746

Total liabilities	1,180,871	1,245,073

Minority Interest	—	—
SHAREHOLDERS’ EQUITY
Common shares	181,655	181,586
Additional paid-in capital, stock options	87	14
Deficit	(12,961)	(47,970)
Accumulated other comprehensive income	21,146	15,113

Total shareholders’ equity	189,927	148,743

Total liabilities and shareholders’ equity	€1,370,798	€1,393,816

(1)

MERCER INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2006 and 2005
(Unaudited)
(Euros in thousands, except per share data)

	2006	2005
Revenues	€325,769	€227,502

Costs and expenses:
Cost of sales	298,045	210,167

	27,724	17,335
General and administrative expenses	(18,591)	(15,316)
Sale (purchase) of emission allowances	13,246	6,288

Income from operations	22,379	8,307

Other income (expense)
Interest expense	(46,037)	(41,463)
Investment income	3,011	981
Unrealized foreign exchange gain (loss) on debt	12,173	(7,509)
Realized loss on derivative instruments	(5,219)	(295)
Unrealized gain (loss) on derivative instruments	90,724	(73,015)
Impairment of investments	—	(1,645)

Total other income (expense)	54,652	(122,946)

Income (loss) before income taxes and minority interest	77,031	(114,639)
Income tax (provision) benefit	(42,920)	21,412

Income (loss) before minority interest	34,111	(93,227)
Minority interest	898	11,409

Net income (loss)	€35,009	€(81,818)

(Deficit) retained earnings, beginning of period	(47,970)	69,176

Deficit, end of period	€(12,961)	€(12,642)

Income (loss) per share
Basic	€1.06	€(2.80)

Diluted	€0.86	€(2.80)

(2)

MERCER INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2006 and 2005
(Unaudited)
(Euros in thousands, except per share data)

	2006	2005
Revenues	€166,705	€129,609

Costs and expenses:
Cost of sales	153,706	119,178

	12,999	10,431
General and administrative expenses	(9,733)	(7,518)
Sale (purchase) of emission allowances	7,608	6,288

Income from operations	10,874	9,201

Other income (expense)
Interest expense	(23,112)	(22,200)
Investment income	1,267	806
Unrealized foreign exchange gain (loss) on debt	6,060	(9,806)
Realized loss on derivative instruments	(1,657)	—
Unrealized gain (loss) on derivative instruments	46,347	(69,451)

Total other income (expense)	28,905	(100,651)

Income (loss) before income taxes and minority interest	39,779	(91,450)
Income tax (provision) benefit	(21,807)	24,447

Income (loss) before minority interest	17,972	(67,003)
Minority interest	449	4,852

Net income (loss)	€18,421	€(62,151)

(Deficit) retained earnings, beginning of period	(31,382)	49,509

Deficit, end of period	€(12,961)	€(12,642)

Income (loss) per share
Basic	€0.56	€(1.88)

Diluted	€0.45	€(1.88)

(3)

MERCER INTERNATIONAL INC.
BUSINESS SEGMENT INFORMATION
For the Six Months Ended June 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

						Corporate,
	Rosenthal	Celgar	Stendal	Total		Other and	Consolidated
	Pulp	Pulp	Pulp	Pulp	Paper	Eliminations	Total
Six Months Ended June 30, 2006
Sales to external customers	€68,941	€100,811	€122,510	€292,262	€33,507	€—	€325,769
Intersegment net sales	(152)	23	4,688	4,559	108	(4,667)	—

	68,789	100,834	127,198	296,821	33,615	(4,667)	325,769

Operating costs	49,453	98,702	95,571	243,726	29,971	(4,434)	269,263
Operating depreciation and amortization	7,750	6,291	14,129	28,170	456	156	28,782
General and administrative	3,592	4,939	5,940	14,471	2,276	1,844	18,591
(Sale) purchase of emission allowances	(3,651)	—	(9,595)	(13,246)	—	—	(13,246)

	57,144	109,932	106,045	273,121	32,703	(2,434)	303,390

Income (loss) from operations	11,645	(9,098)	21,153	23,700	912	(2,233)	22,379
Interest expense							(46,037)
Investment income							3,011
Derivative financial instruments, net							85,505
Unrealized foreign exchange gain on debt							12,173

Income before income taxes and minority interest							€77,031

Segment assets	€332,485	€237,175	€746,557	€1,316,217	€22,020	€32,561	€1,370,798

						Corporate,
	Rosenthal	Celgar(1)	Stendal	Total		Other and	Consolidated
	Pulp	Pulp	Pulp	Pulp	Paper	Eliminations	Total
Six Months Ended June 30, 2005
Sales to external customers	€65,936	€48,480	€81,606	€196,022	€31,480	€—	€227,502
Intersegment net sales	—	—	3,340	3,340	—	(3,340)	—

	65,936	48,480	84,946	199,362	31,480	(3,340)	227,502

Operating costs	47,405	40,554	71,546	159,505	29,601	(3,822)	185,284
Operating depreciation and amortization	6,630	4,097	13,454	24,181	379	323	24,883
General and administrative	3,810	2,837	1,677	8,324	2,562	4,430	15,316
(Sale) purchase of emission allowances	(2,135)	—	(4,153)	(6,288)	—	—	(6,288)

	55,710	47,488	82,524	185,722	32,542	931	219,195

Income (loss) from operations	10,226	992	2,422	13,640	(1,062)	(4,271)	8,307
Interest expense							(41,463)
Investment income							981
Derivative financial instruments, net							(73,310)
Unrealized foreign exchange loss on debt							(7,509)
Impairment of investments							(1,645)

Loss before income taxes and minority interest							€(114,639)

Segment assets	€347,935	€244,361	€906,244	€1,498,540	€24,294	€15,995	€1,538,829

(1)	The results of the Celgar pulp mill are from the date of its acquisition on February 14, 2005.

(4)

MERCER INTERNATIONAL INC.
BUSINESS SEGMENT INFORMATION
For the Three Months Ended June 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

						Corporate,
	Rosenthal	Celgar	Stendal	Total		Other and	Consolidated
	Pulp	Pulp	Pulp	Pulp	Paper	Eliminations	Total
Three Months Ended June 30, 2006
Sales to external customers	€34,269	€54,514	€61,811	€150,594	€16,111	€—	€166,705
Intersegment net sales	(194)	23	2,373	2,202	108	(2,310)	—

	34,075	54,537	64,184	152,796	16,219	(2,310)	166,705

Operating costs	25,466	53,137	47,446	126,049	14,453	(1,664)	138,838
Operating depreciation and amortization	4,213	3,277	7,070	14,560	230	78	14,868
General and administrative	2,265	2,815	3,183	8,263	1,135	335	9,733
(Sale) purchase of emission allowances	(1,884)	—	(5,724)	(7,608)	—	—	(7,608)

	30,060	59,229	51,975	141,264	15,818	(1,251)	155,831

Income (loss) from operations	4,015	(4,692)	12,209	11,532	401	(1,059)	10,874
Interest expense							(23,112)
Investment income							1,267
Derivative financial instruments, net							44,690
Unrealized foreign exchange gain on debt							6,060

Income before income taxes and minority interest							€39,779

						Corporate,
	Rosenthal	Celgar	Stendal	Total		Other and	Consolidated
	Pulp	Pulp	Pulp	Pulp	Paper	Eliminations	Total

Three Months Ended June 30, 2005
Sales to external customers	€31,840	€40,864	€40,808	€113,512	€16,097	€—	€129,609
Intersegment net sales	—	—	1,786	1,786	—	(1,786)	—

	31,840	40,864	42,594	115,298	16,097	(1,786)	129,609

Operating costs	22,217	35,419	34,411	92,047	15,370	(2,135)	105,282
Operating depreciation and amortization	3,362	3,274	6,773	13,409	198	289	13,896
General and administrative	1,909	1,162	702	3,773	1,326	2,419	7,518
(Sale) purchase of emission allowances	(2,135)	—	(4,153)	(6,288)	—	—	(6,288)

	25,353	39,855	37,733	102,941	16,894	573	120,408

Income (loss) from operations	6,487	1,009	4,861	12,357	(797)	(2,359)	9,201
Interest expense							(22,200)
Investment income							806
Derivative financial instruments, net							(69,451)
Unrealized foreign exchange loss on debt							(9,806)

Loss before income taxes and minority interest							€(91,450)

(5)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Balance Sheet
As at June 30, 2006
(Euros in thousands)
The terms of the indenture governing our 9.25% senior unsecured notes requires that we provide the results of operations and financial condition of Mercer International Inc. excluding its subsidiaries (“Mercer Inc.”) and our restricted subsidiaries under the indenture, collectively referred to as the “Restricted Group”. From February 14, 2005, the Restricted Group includes Mercer Inc., certain holding subsidiaries and Rosenthal, and the Celgar mill. The Restricted Group excludes our paper operations and the Stendal mill.

	June 30, 2006
	Restricted	Unrestricted			Consolidated
	Group	Subsidiaries		Eliminations	Group
ASSETS
Current assets
Cash and cash equivalents	€37,018	€36,061		€—	€73,079
Cash restricted	—	5,892		—	5,892
Receivables	47,468	39,552		—	87,020
Inventories	36,653	32,891		—	69,544
Prepaid expenses and other	3,620	2,620		—	6,240

Total current assets	124,759	117,016		—	241,775
Cash restricted	—	66,537		—	66,537
Property, plant and equipment	400,046	608,273		—	1,008,319
Other	10,048	5,321		—	15,369
Deferred income tax	18,149	20,649		—	38,798
Due from unrestricted group	49,302	—		(49,302)	—

Total assets	€602,304	€817,796		€(49,302)	€1,370,798

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	€43,851	€65,262		€—	€109,113
Debt, current portion	—	75,375		—	75,375

Total current liabilities	43,851	140,637		—	184,488
Debt, less current portion	322,732	575,647		—	898,379
Due to restricted group	—	49,302		(49,302)	—
Unrealized derivative loss	—	54,055		—	54,055
Other	21,160	5,361		—	26,521
Deferred income tax	2,379	15,049		—	17,428

Total liabilities	390,122	840,051		(49,302)	1,180,871

SHAREHOLDERS’ EQUITY
Total shareholders’ equity (deficit)	212,182	(22,255	)(1)	—	189,927

Total liabilities and shareholders’ equity	€602,304	€817,796		€(49,302)	€1,370,798

(1)	Shareholders’ equity does not include government grants received or receivable related to the Stendal mill. Shareholders’ equity is impacted by the unrealized non-cash marked to market valuation losses on derivative financial instruments.

(6)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Balance Sheet
As at December 31, 2005
(Euros in thousands)

	December 31, 2005
	Restricted	Unrestricted			Consolidated
	Group	Subsidiaries		Eliminations	Group
ASSETS
Current
Cash and cash equivalents	€48,790	€34,757		€—	€83,547
Cash restricted	—	7,039		—	7,039
Receivables	41,349	32,966		—	74,315
Inventories	47,100	34,047		—	81,147
Prepaid expenses and other	2,940	2,534		—	5,474

Total current assets	140,179	111,343		—	251,522
Cash restricted	—	24,573		—	24,573
Property, plant and equipment	404,151	620,511		—	1,024,662
Other	10,533	4,145		—	14,678
Deferred income tax	24,303	54,078		—	78,381
Due from unrestricted group	46,412	—		(46,412)	—

Total assets	€625,578	€814,650		€(46,412)	€1,393,816

LIABILITIES
Current
Accounts payable and accrued expenses	€46,867	€64,646		€—	€111,513
Construction costs payable	—	1,213		—	1,213
Debt, current portion	—	27,601		—	27,601

Total current liabilities	46,867	93,460		—	140,327
Debt, less current portion	342,023	580,596		—	922,619
Due to restricted group	—	46,412		(46,412)	—
Unrealized derivative loss	—	140,625		—	140,625
Other	20,722	6,336		—	27,058
Deferred income tax	1,851	12,593		—	14,444

Total liabilities	411,463	880,022		(46,412)	1,245,073

SHAREHOLDERS’ EQUITY
Total shareholders’ equity (deficit)	214,115	(65,372	)(1)	—	148,743

Total liabilities and shareholders’ equity	€625,578	€814,650		€(46,412)	€1,393,816

(1)	Shareholders’ equity does not include government grants received or receivable related to the Stendal mill. Shareholders’ equity is impacted by the unrealized non-cash marked to market valuation losses on derivative financial instruments.

(7)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Statements of Operations
For the Six Months Ended June 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

	Six Months Ended June 30, 2006
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€169,623	€160,813	€(4,667)	€325,769

Operating costs	148,388	125,309	(4,434)	269,263
Operating depreciation and amortization	14,197	14,585	—	28,782
General and administrative expenses	10,375	8,216	—	18,591
(Sale) purchase of emission allowances	(3,651)	(9,595)	—	(13,246)

	169,309	138,515	(4,434)	303,390

Income from operations	314	22,298	(233)	22,379

Other income (expense)
Interest expense	(16,442)	(31,355)	1,760	(46,037)
Investment income	2,119	2,652	(1,760)	3,011
Derivative financial instruments, net	—	85,505	—	85,505
Unrealized foreign exchange gain on debt	12,173	—	—	12,173

Total other (expense) income	(2,150)	56,802	—	54,652

Income (loss) before income taxes and minority interest	(1,836)	79,100	(233)	77,031
Income tax provision	(6,905)	(36,015)	—	(42,920)

Income (loss) before minority interest	(8,741)	43,085	(233)	34,111
Minority interest	—	898	—	898

Net income (loss)	€(8,741)	€43,983	€(233)	€35,009

	Six Months Ended June 30, 2005
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€114,416	€113,086	€—	€227,502

Operating costs	87,260	98,024	—	185,284
Operating depreciation and amortization	10,829	13,616	438	24,883
General and administrative	11,077	4,239	—	15,316
(Sale) purchase of emission allowances	(2,135)	(4,153)	—	(6,288)

	107,031	111,726	438	219,195

Income (loss) from operations	7,385	1,360	(438)	8,307

Other income (expense)
Interest expense	(15,985)	(26,571)	1,093	(41,463)
Investment income	1,297	777	(1,093)	981
Derivative financial instruments, net	(463)	(72,847)	—	(73,310)
Unrealized foreign exchange loss on debt	(7,509)	—	—	(7,509)
Impairment of investments	(1,645)	—	—	(1,645)

Total other expense	(24,305)	(98,641)	—	(122,946)

Loss before income taxes and minority interest	(16,920)	(97,281)	(438)	(114,639)
Income tax (provision) benefit	(4,776)	26,188	—	21,412

Loss before minority interest	(21,696)	(71,093)	(438)	(93,227)
Minority interest	—	11,409	—	11,409

Net loss	€(21,696)	€(59,684)	€(438)	€(81,818)

(8)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Statements of Operations
For the Three Months Ended June 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

	Three Months Ended June 30, 2006
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€88,612	€80,403	€(2,310)	€166,705

Operating costs	79,249	61,253	(1,664)	138,838
Operating depreciation and amortization	7,568	7,300	—	14,868
General and administrative expenses	5,415	4,318	—	9,733
(Sale) purchase of emission allowances	(1,884)	(5,724)	—	(7,608)

	90,348	67,147	(1,664)	155,831

Income (loss) from operations	(1,736)	13,256	(646)	10,874

Other income (expense)
Interest expense	(7,979)	(16,018)	885	(23,112)
Investment income	(142)	2,294	(885)	1,267
Derivative financial instruments, net	79	44,611	—	44,690
Unrealized foreign exchange gain on debt	6,060	—	—	6,060

Total other (expense) income	(1,982)	30,887	—	28,905

Income (loss) before income taxes and minority interest	(3,718)	44,143	(646)	39,779
Income tax provision	(3,872)	(17,935)	—	(21,807)

Income (loss) before minority interest	(7,590)	26,208	(646)	17,972
Minority interest	—	449	—	449

Net income (loss)	€(7,590)	€26,657	€(646)	€18,421

	Three Months Ended June 30, 2005
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€72,704	€56,905	€—	€129,609

Operating costs	57,287	47,995	—	105,282
Operating depreciation and amortization	6,704	6,971	221	13,896
General and administrative	5,490	2,028	—	7,518
(Sale) purchase of emission allowances	(2,135)	(4,153)	—	(6,288)

	67,346	52,841	221	120,408

Income from operations	5,358	4,064	(221)	9,201

Other income (expense) Interest expense	(8,314)	(14,585)	699	(22,200)
Investment income	970	467	(631)	806
Derivative financial instruments, net	(358)	(69,093)	—	(69,451)
Unrealized foreign exchange loss on debt	(9,806)	—	—	(9,806)
Impairment of investments	(467)	—	467	—

Total other income (expense)	(17,975)	(83,211)	535	(100,651)

Income (loss) before income taxes and minority interest	(12,617)	(79,147)	314	(91,450)
Income tax (provision) benefit	(1,661)	26,108	—	24,447

Income (loss) before minority interest	(14,278)	(53,039)	314	(67,003)
Minority interest	—	4,852	—	4,852

Net income (loss)	€(14,278)	€(48,187)	€314	€(62,151)

(9)

MERCER INTERNATIONAL INC.
COMPUTATION OF OPERATING EBITDA
For the Six Months and Three Months Ended June 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

	Six Months Ended
	June 30,
	2006	2005(1)
	(in thousands)
Net income (loss)	€35,009	€(81,818)
Minority interest	(898)	(11,409)
Income taxes (benefit)	42,920	(21,412)
Interest expense	46,037	41,463
Investment income	(3,011)	(981)
Derivative financial instruments, net (gain) loss	(85,505)	73,310
Foreign exchange (gain) loss on debt	(12,173)	7,509
Impairment of investments	—	1,645

Income from operations	22,379	8,307
Add: Depreciation and amortization	28,782	24,883

Operating EBITDA(2)	€51,161	€33,190

	Three Months Ended
	June 30,
	2006	2005(1)
	(in thousands)
Net income (loss)	€18,421	€(62,151)
Minority interest	(449)	(4,852)
Income taxes (benefit)	21,807	(24,447)
Interest expense	23,112	22,200
Investment income	(1,267)	(806)
Derivative financial instruments, net (gain) loss	(44,690)	69,451
Foreign exchange (gain) loss on debt	(6,060)	9,806

Income from operations	10,874	9,201
Add: Depreciation and amortization	14,868	13,896

Operating EBITDA(2)	€25,742	€23,097

(1)	The results of the Celgar pulp mill are included from the date of its acquisition on February 14, 2005.

(2)	Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

(10)

MERCER INTERNATIONAL INC.
COMPUTATION OF RESTRICTED GROUP OPERATING EBITDA
For the Six and Three Months Ended June 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

	Six Months Ended
	June 30,
	2006	2005(1)
	(in thousands)
Restricted Group
Net loss	€(8,741)	€(21,696)
Income taxes	6,905	4,776
Interest expense	16,442	15,985
Investment and other income	(2,119)	(1,297)
Derivative financial instruments, net loss	—	463
Foreign exchange gain on debt	(12,173)	7,509
Impairment of investments	—	1,645

Income from operations	314	7,385
Add: Depreciation and amortization	14,197	10,829

Operating EBITDA(2)	€14,511	€18,214

	Three Months Ended
	June 30,
	2006	2005(1)
	(in thousands)
Restricted Group
Net loss	€(7,590)	€(14,278)
Income taxes	3,872	1,661
Interest expense	7,979	8,314
Investment and other income	142	(970)
Derivative financial instruments, net loss	(79)	358
Foreign exchange gain on debt	(6,060)	9,806
Impairment of investments	—	467

(Loss) income from operations	(1,736)	5,358
Add: Depreciation and amortization	7,568	6,704

Operating EBITDA(2)	€5,832	€12,062

(1)	The results of the Celgar pulp mill are included from the date of its acquisition on February 14, 2005.

(2)	Operating EBITDA does not reflect the impact of a number of items that affect net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.
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(11)